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                                                                       EXHIBIT 8

LAW OFFICES
SHEFSKY & FROELICH LTD.
444 NORTH MICHIGAN AVENUE
CHICAGO, ILLINOIS 60611

TELEPHONE   (312) 527-4000
FACSIMILE   (312) 527-5921
E-MAIL      sfltd@shefskylaw.com                                IN REFERENCE TO:

                                                                026829-1

                               February [__], 2005


Inland American Real Estate Trust, Inc.
2901 Butterfield Road
Oak Brook, Illinois  60523

     RE: Certain Federal Income Tax Matters

Ladies and Gentlemen:

     You have requested our opinion concerning certain federal income tax considerations in connection with the offering (the "Offering") by Inland American Real Estate Trust, Inc., a Maryland corporation ("Inland American"), of shares of its common stock, $.001 par value per share (the "Common Stock"), pursuant to a Registration Statement on Form S-11 (No. 333-[______]) filed with the Securities and Exchange Commission (the "Commission"), as amended through the date hereof (the "Registration Statement").

     We have acted as tax counsel to Inland American in connection with the Offering, and we have assisted in the preparation of the Registration Statement and certain other documents related thereto. In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and other documentation and information provided by you as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In addition, you have provided us with, and we are relying upon, a representation letter containing certain factual representations and covenants of officers of Inland American (the "Officers' Certificate") relating to, among other things, the actual and proposed operations of Inland American and the entities in which it may hold a direct or indirect interest (collectively, the "Company"). For purposes of our opinion, we have not made an independent investigation of the facts, representations and covenants set forth in the Officers' Certificate, the Registration Statement, or in any other document. We have, consequently, assumed and relied on your representations that the information presented in the Officers' Certificate, Registration Statement and other documents, or otherwise furnished to us, accurately and completely describes all material facts relevant to our opinion.

     We have assumed that all statements, representations and covenants are true without regard to any qualification as to knowledge or belief. Our opinion is conditioned on the continuing accuracy and completeness of these statements, representations and covenants. Any material change or inaccuracy in the facts referred to, set forth, or assumed herein or in the

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Inland American Real Estate Trust, Inc.
February ___, 2005
Page 2

Officers' Certificate, the Registration Statement or any other document we reviewed may affect our conclusions set forth herein.

     In our review of certain documents in connection with our opinions as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of these documents will not differ materially from the drafts.

     Our opinion is also based on the correctness of the following assumptions:
(i) Inland American will file an election to be taxed as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code") with its 2005 tax return; (ii) Inland American and each of the entities comprising the Company has been and will continue to be operated in accordance with the laws of the jurisdiction in which it was formed and in the manner described in the relevant organizational documents; (iii) there will be no changes in the applicable laws of the State of Maryland or of any other state under the laws of which any of the entities comprising the Company have been formed; and (iv) each of the written agreements to which the Company is a party will be implemented, construed and enforced in accordance with its terms.

     In rendering our opinion, we have considered and relied upon the Code, the regulations promulgated thereunder ("Regulations"), administrative rulings and other judicial decisions of the Code and the Regulations by the courts and administrative interpretations of the Code and the Regulations by the Internal Revenue Service ("IRS"), all as they exist at the date hereof. It should be noted that the Code, Regulations, administrative rulings, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. In this regard, an opinion of counsel with respect to any issue represents counsel's best judgment as to the outcome on the merits with respect to that issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to that issue or that a court will not sustain a contrary position if asserted by the IRS.

     We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America to the extent specifically referred to herein.

     Based on the foregoing, we are of the opinion that:

     1. Commencing with Inland American's taxable year that ends on December 31, 2005, Inland American will be organized in conformity with the requirements for qualification as a REIT under the Code, and its actual method of operation through the date of this letter has enabled, and its proposed method of operation will enable, it to meet the requirements for

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Inland American Real Estate Trust, Inc.
February ___, 2005
Page 3

qualification and taxation as a REIT. As noted in the Registration Statement, Inland American's qualification and taxation as a REIT depend upon its ability to meet, through actual annual operating results, certain requirements including requirements relating to distribution levels and diversity of stock ownership, and the various qualification tests imposed under the Code, the results of which are not, and will not be, reviewed by us. Accordingly, no assurance can be given that the actual results of Inland American's operation for any one taxable year will satisfy the requirements for taxation as a REIT under the Code.

     2. Although the discussion set forth in the Registration Statement under the caption "Federal Income Tax Considerations" does not purport to discuss all possible United States federal income tax consequences of the ownership and disposition of Common Stock, the discussion, though general in nature, constitutes, in all material respects, a fair and accurate summary under current law of the material United States federal income tax consequences of the ownership and disposition of the Common Stock, subject to the qualifications set forth therein. The United States federal income tax consequences of the ownership and disposition of Common Stock by an investor will depend upon that holder's particular situation, and we express no opinion as to the completeness of the discussion set forth in "Federal Income Tax Considerations" as applied to any particular holder.

     We express no opinion on any issue relating to Inland American or any investment therein, other than as expressly stated above.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Shefsky & Froelich Ltd. under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the matters stated, represented, or assumed herein, or of any subsequent changes in applicable law.

                                        Very truly yours,

                                        SHEFSKY & FROELICH LTD.